                                    Exhibit A

                                    ITEM (2)

                                  Balance Sheet

                                       And

                                Income Statement

                        Saratoga Development Corporation

                  SARATOGA DEVELOPMENT CORPORATION
                           BALANCE SHEET
                  AS OF DECEMBER 31, 1998 AND 1999

                                                                                 December 31,
                                                                            1998            1999

ASSETS

  Current Assets:
     Amounts Due From/(To) Subsidiaries
          Inter-Company Receivable (Non-Trade)                           $46,333,306     $52,349,938
  Other Assests and Deferred Charges:
          Investment at Equity                                            10,448,950      10,448,950
          Other Deferred Charges                                                  26              26
                                                                          ----------      ----------
                             Total Other Assets and Deferred Charges      10,448,976      10,448,976
                                                                          ----------      ----------
TOTAL ASSETS                                                             $56,782,282     $62,798,914
                                                                          ==========      ==========
LIABILITIES
  Current Liabilities
     Prior Year State and Local Taxes                                    $         0     $    51,000
     Prior Year State and Local Taxes                                        (48,613)        (48,613)
     Current Year State Income Tax Provision                               4,851,189       5,361,189
                                                                          ----------      ----------
                                                               Total       4,802,576       5,363,576
                                                                          ----------      ----------
  Minority Interest                                                       27,212,701      36,319,114
                                                                          ----------      ----------
  Deferred Income Taxes
     Deferred Federal Income Income Taxes                                 12,041,919      12,041,919
     Deferred State and Local Income Taxes                                 3,964,786       3,964,786
                                                                          ----------      ----------
                                                               Total      16,006,705      16,006,705
                                                                          ----------      ----------
TOTAL LIABILITIES                                                        $48,021,982     $57,689,395
                                                                          ----------      ----------

EQUITY

  Common Stock                                                                   100             100

  Retained Earnings                                                        8,760,200       5,109,419
                                                                          ----------      ----------
TOTAL EQUITY                                                             $ 8,760,300     $ 5,109,519
                                                                          ----------      ----------
                                        TOTAL LIABILITIES AND EQUITY     $56,782,282     $62,798,914
                                                                          ==========      ==========



                  SARATOGA DEVELOPMENT CORPORATION
                          INCOME STATEMENT
            FOR PERIODS ENDING DECEMBER 31 1998 AND 1999

                                                                                December 31,
                                                                            1998            1999
OTHER INCOME/EXPENSE

  Dividend Income Consolidated Subsidiaries
     Consolidated Subsidiaries Domestic                                  $4,000,000     $6,000,000
  Other Expense
     Minority Interest Expense                                           (8,144,214)    (9,106,413)
     Taxes Other Than Income                                                     95              0
                                                                          ---------      ---------
                            Total Earning/(Loss) Before Income Taxes    ($4,144,309)    ($3,106,413)
                                                                          =========      =========
Provision for Income Taxes

  Current
     U.S. Federal Income Taxes                                           $3,208,123     $        0
     State and Local Income Taxes                                         1,775,000        544,368
                                                                          ---------      ---------
                                                               Total      4,983,123        544,368
                                                                          ---------      ---------
  Deferred
     U.S. Federal Income Taxes                                             (422,300)             0
     State and Local Income Taxes                                          (136,000)             0
                                                                          ---------      ---------
                                                               Total       (558,300)             0
                                                                          ---------      ---------
                                      Total Provision for Income Tax     $4,424,823)    $  544,368
                                                                          =========      =========
Net Income/(Loss)                                                       ($8,569,132)   ($3,650,781)
                                                                          =========      =========